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                                                                    Exhibit 23.1


                          Consent of Ernst & Young LLP
                              Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-50987) pertaining to the Independence Community Bank 401(k) Savings Plan in RSI Retirement Trust (the "Plan") of our report dated April 30, 1999, with respect to the consolidated financial statements of Independence Community Bank Corp., included in the Form 10-K for the year ended March 31, 1999.


                                                /s/Ernst & Young LLP

New York, New York
June 25, 1999